Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$173,930
Unrealized Gain (Loss) on Market Value of Futures	757,054
Dividend Income	257
Interest Income	28
Total Income (Loss)	$931,269

Expenses
Investment Advisory Fee	$3,762
Brokerage Commissions	555
NYMEX License Fee	152
SEC & FINRA Registration Expense	120
Non-interested Directors' Fees and Expenses	43
Other Expenses	9,300
Total Expenses	13,932
Expense Waiver	(8,359)
Net Expenses	$5,573
Net Gain (Loss)	$925,696

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$7,243,946
Net Gain (Loss)	925,696

Net Asset Value End of Period	$8,169,642
Net Asset Value Per Unit (300,000 Units)	$27.23

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502